SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


     Date of Report (Date of earliest event reported): May 8, 2003


                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                    23-2170505
-------------------------------          -------- -----------------------
(State of Incorporation)                 (IRS Employer Identification Number)


                               352 Stokes Road
                                  Suite 200
                          Medford, New Jersey  08055
                  (Address of principal executive offices)

                    Telephone Number:  (609) 953-0044



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ITEM 5. OTHER EVENTS
On May 8, 2003 Canterbury received a written notification from the Nasdaq Listing Qualifications Section. The letter stated that because the closing bid price of Canterbury's common stock for the previous 30 consecutive trading days was less than the required $1.00 per share, the Company had until November 4, 2003 to trade at a closing bid price of $1.00 per share or more for a minimum of 10 consecutive trading days, or be delisted. In addition, even if the 10 consecutive trading days are achieved, there is no assurance that Canterbury would automatically remain on Nasdaq. As per the Nasdaq Notice Letter of Deficiency, "In determining whether to monitor the bid price beyond 10 business days, Nasdaq will consider the following four factors: (i) margin of compliance; (ii) trading volume; (iii) the market maker montage; and, (iv) the trend of the stock price." If, in the opinion of Nasdaq, the Company is not in compliance on November 4, 2003, additional criteria and an appeal process may be available.



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: May 15, 2003